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                                                                    Exhibit 8.1

              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                   One Fountain Square, 11911 Freedom Drive
                            Reston, Virginia 20190

                                                              703 464 4800
                                                              703 464 4895 fax


                                March 21, 2002

Corvis Corporation
7015 Albert Einstein Drive
Columbia, MD 21046

   Re: Agreement and Plan of Merger by and among Corvis Corporation, Corvis
       Acquisition Company, Inc., and Dorsal Networks, Inc.
       ----------------------------------------------------------

Ladies and Gentlemen:

   This tax opinion is being delivered to you, Corvis Corporation, a Delaware corporation ("Parent"), in connection with the filing with the Securities and Exchange Commission of a registration statement (the "Registration Statement") on Form S-4, which includes the proxy statement-prospectus, relating to the proposed merger (the "Merger") of Corvis Acquisition Company, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Sub"), with and into Dorsal Networks, Inc., a Delaware corporation ("Target"). The Merger is described in the Registration Statement. The Merger is to be consummated pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of January 29, 2002 (the "Merger Agreement"), by and among Parent, Sub and Target.

   This tax opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"). Except as otherwise provided herein, capitalized terms not defined herein have the meanings set forth in the Registration Statement, the Merger Agreement and the exhibits thereto, or in the letters delivered to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and Kirkpatrick & Lockhart, LLP, by Parent and Target containing certain facts and representations of Parent and Target relevant to this tax opinion ("Representation Letters"). All section references herein are to the United States Internal Revenue Code of 1986, as amended (the "Code"), unless indicated otherwise.

   In our capacity as special tax counsel to Parent and for purposes of our rendering this tax opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement and the exhibits thereto,
(iii) the Representation Letters, and (iv) such other presently existing documents, records, and matters of law as we have deemed necessary or appropriate in order to enable us to render the opinions below. In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such copies, and the execution and delivery of all such documents. We have further assumed the truth and accuracy at all relevant times of the representations, warranties and statements of fact made or to be made by Parent and Target, and their respective management, employees, officers, directors and shareholders in connection with the Merger, including but not limited to those set forth in the Registration Statement and the Representation Letters, and that any such representation, warranty, or statement made "to the best of the knowledge and belief" (or similar qualification) of any person or party is correct without such qualification.

   We have further assumed that all parties to the Merger Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of the relevant documents and the transactions contemplated by the Merger will be completed pursuant to the terms and conditions of the relevant documents without the waiver or modification of any such terms and conditions. Furthermore, we have assumed that as to all

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matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. We have not attempted to verify independently any such facts or representations, but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof.

   The conclusions expressed herein represent our judgment as to the proper treatment of certain aspects of the Merger under the income tax laws of the United States based upon the Code, Treasury Regulations, case law, and rulings and other pronouncements of the Internal Revenue Service (the "IRS") as in effect on the date of this opinion. No assurances can be given that such laws will not be amended or otherwise changed prior to the Effective Time of the Merger, or at any other time, or that such changes will not affect the conclusions expressed herein. Nevertheless, we undertake no responsibility to advise you of any developments after the Effective Time in the application or interpretation of the income tax laws of the United States.

   Our opinion represents our best judgment of how a court would decide if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurances can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

   This opinion addresses only the specific United States federal income tax consequences of the Merger set forth below, and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). We express no opinion regarding the tax consequences of the Merger to stockholders of Target that are subject to special tax rules, and we express no opinion regarding the tax consequences of the the Merger arising in connection with the ownership of options or warrants for Target stock.

   Based upon and in reliance on the representations and assumptions contained herein, and subject to the limitations and qualifications set forth herein, we are of the following opinion:

   1. The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and

   2. The discussion under the section "Material Tax Consequences of the Transactions-United States Federal Income Tax Consequences" in the Registration Statement, subject to the limitations and qualifications described therein, fairly and accurately describes the material United States federal income tax considerations of the matters described therein.

   No opinion is expressed as to any federal income tax consequence of the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. By rendering this opinion, we undertake no responsibility to update this opinion after the date hereof for any reason, including but not limited to any new or changed facts or law that come to our attention after the date hereof.

   This opinion is intended solely for the benefit of Parent and for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion and the tax consequences of the Merger. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ Mintz, Levin, Cohn, Ferris,
                                              Glovsky and Popeo, P.C.


                                          MINTZ, LEVIN, COHN, FERRIS,
                                          GLOVSKY AND POPEO, P.C.